Exhibit 99.1

Account Authorization Form 1-800-468-9716 or outside the U.S. 1-651-450-4064
You may enroll online @ www.shareowneronline.com
¡	I am NOT a current AGL Resources Inc. shareholder. Please begin by completing Section 1 below.

¡	I am a current AGL Resources Inc. shareholder.
	Please print your account number. Do NOT complete Section 1.	Account Number:
1.	Account Registration Complete only one section. Print clearly in CAPITAL LETTERS.

A. INDIVIDUAL OR JOINT ACCOUNT — Owner’s Name

Owner’s Social Security Number (used for tax reporting)		Owner’s Date of Birth	Month		Day		Year
—	—			/		/

Joint Owner’s Name The account will be registered “Joint Tenants with Rights of Survivorship” unless restricted by applicable state law or otherwise indicated.

¡	Joint Tenants with rights of survivorship	¡	Tenants in common	¡	Tenants by entirety	¡	Community property

Joint Owner’s Social Security Number		Joint Owner’s Date of Birth	Month		Day		Year
—	—			/		/

FOR TRANSFER ON DEATH REGISTRATION (TOD) ONLY — Beneficiary name Beneficiary cannot be Owner or Joint Owner.

B. GIFT TRANSFER TO A MINOR

Custodian’s Name

Minor’s Name

Minor’s Social Security Number (required)		Minor’s Date of Birth	Month		Day		Year	Custodian/Minor State
—	—			/		/

C . TRUST — Trustee: Individual or Organization Name

and Co-trustee’s Name, if applicable

Name of Trust

For the Benefit of

Trust Taxpayer Identification Number		Date of Trust			Month		Day		Year	Situs State
—	—					/		/

D. ORGANIZATION OR BUSINESS ENTITY		Check one:	¡	Corporation	¡	Partnership
Name of Entity

Employer Identification Number		—

2.	Address If you are a current shareholder complete ONLY if your address has changed.

Mailing address (including apartment number) You may also complete this section online by going to www.shareowneronline.com.

City	State	Zip
—

For mailing address outside the U.S.: Country of residence	Province	Routing or postal code

3.	Dividend Reinvestment You may also complete this section online by going to www.shareowneronline.com.

You may choose to reinvest all or part of the dividends paid on AGL Resources Inc. Common Stock. Select only one option. If no option is selected the Administrator will automatically reinvest all your dividends. For each of the reinvestment options below you may make optional cash investments at any time.

¡	FULL DIVIDEND REINVESTMENT (Internal use only — RD)

I wish to reinvest all dividends from shares held in physical certificate form registered in my name including book-entry (DRS) shares and all dividends from shares held in my Plan account.

¡	PARTIAL PAY (Internal use only — PS)

I wish to receive cash for dividends from (full number) shares held in physical certificate form registered in my name, including book-entry (DRS) shares, and all dividends from shares held in my Plan account. Dividends from the remaining shares will reinvest.

¡	CASH PAYMENTS ONLY (NO DIVIDEND REINVESTMENT) (Internal use only — RP)

I wish to have all dividends from shares held in physical certificate form registered in my name including book-entry (DRS) shares and all dividends from shares held in my Plan account paid directly to me in cash.

4.	Safekeeping

Common Stock certificates deposited for safekeeping in your account must be in the same registration as your Plan account.

TOTAL NUMBER OF
CERTIFICATES ENCLOSED	TOTAL NUMBER OF SHARES

5.	Cash Purchase (Make checks payable to Shareowner Services)

¡	As a CURRENT registered shareholder I wish to make an additional investment. Enclosed is my check for $ (minimum of $50/maximum of $250,000 per calendar year).	¡	As a NEW INVESTOR if you elect to have cash contributions automatically withdrawn from your bank account, the minimum initial investment will be waived. I wish to enroll in the Plan by A) making an initial investment of $ (minimum of $250/maximum of $250,000 per calendar year) and/or B) signing up for automatic deductions from my bank account (complete Section 6). For both A & B above YOU MUST COMPLETE Sections 1, 2, 3, 5 & 7.

6.	Bank Authorization Agreement You may also complete this section online by going to www.shareowneronline.com.

¡	AUTOMATIC ADDITIONAL INVESTMENT

FOR CURRENT SHAREHOLDERS: I (We) hereby choose to make additional investments in AGL Resources Inc. Common Stock by authorizing automatic monthly deductions of $             (minimum of $50/maximum of $250,000 per calendar year) from my (our) bank account. (Please complete the Bank Account Information section below.)

FOR NEW INVESTORS: I (We) hereby choose to initiate my (our) investment in AGL Resources Inc. Common Stock by authorizing automatic monthly deductions of $             (minimum of $50/maximum of $250,000 per calendar year) from my (our) bank account. (Please complete the Bank Account Information section below.) I have enclosed my check for at least $50 to cover the first optional cash investment made payable to Shareowner Services.

Upon receipt of this form, properly completed, the Administrator will contact your bank to deduct the amount indicated from your bank account on or about the 9th, 25th or both of each month. The Administrator will invest in AGL Resources Inc. Common Stock beginning on the next Investment Date which is on or about the 1st and 15th of each month after your account is debited. Such deductions and investments will continue monthly until you notify the Administrator to change or discontinue them. Should your bank account contain uncollected funds to cover the authorized deduction, no deduction or investment will occur. In such event, you will be charged a fee by Wells Fargo Bank, N.A.

I (We) hereby authorize the Administrator and the bank or financial institution indicated below to deduct from my (our) bank account and apply amounts so deducted to the purchase of AGL Resources Inc. Common Stock under the account designated. The authority remains in effect until I (we) cancel.

Automatic Cash Withdrawal and Investment (ACH)

To have your cash investment automatically withdrawn from your checking or savings account each month, provide the information requested below.

¡	Please discontinue my (our) automatic monthly investments. (Remember to have all owners sign the form.)

¡	I would like to change the amount withdrawn from my (our) bank account each month. (Fill out the Bank Authorization Agreement portion of this section and have all owners sign the form.)

Your Bank Account Information

☐	9th of the Month	If you do not check
any box, then the
☐	25th of the Month	ninth of the month
will be assumed.

¡	Checking Account — Enclose a voided check for verification	Bank or Financial Institution
ABA/Routing Number*
		Number ALWAYS begins with 0, 1, 2 or 3	Bank or Financial Institution Account Number

¡	Savings Account —
Enclose a deposit slip
for verification

Name of Bank or Financial Institution

*   Please contact your bank or financial institution to verify your ABA/Routing Number. Electronic withdrawals can only be made from or to banks or financial institutions operating in the United States. All withdrawals must be made in U.S. funds.

7.	Account Authorization Signature/Form W-9 Request for Taxpayer Identification Number and Certification (required)

By completing and signing this form, I (we) certify that I (we) have received and read the ResourcesDirect Plan Prospectus and hereby request that, for new shareholders, the above account be enrolled in the Plan, or, for current shareholders, the above account be modified to reflect all the elections made above. I (we) understand that participation is subject to the terms and conditions of the Plan as set forth in the prospectus and that enrollment may be discontinued at any time by automated service or by written notice to Wells Fargo Bank, N.A. I (we) further understand that all dividends paid on the shares registered in my (our) name and held in my (our) Plan account will be reinvested or paid in cash as selected above. I (we) hereby authorize Wells Fargo Bank, N.A. to apply dividends, if applicable, and any investments I (we) may make to the purchase of shares under the Plan.

Backup Withholding – The Internal Revenue Service (IRS) requires us to withhold taxes for the applicable rate of federal backup withholding for U.S. persons without a Taxpayer Identification Number or without a “certified” number. This withholding of tax is called Backup Withholding and may be applied to disbursements for interest, dividends, broker and barter exchange transactions, royalties, etc. Supplying us with your correct Taxpayer Identification Number (TIN) associated with the account on the 1st page of this form, along with the appropriate signature will generally allow you to receive your payments without being subject to backup withholding. Failure to supply your TIN, or supplying us with an incorrect TIN could result in a penalty being assessed by the IRS.

Certification – Under penalties of perjures, I certify that: The social security number or Employer Identification number filled out on the 1st page of this form is my correct taxpayer identification number; I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding, or (c) the IRS has notified me that I am no longer subject to backup withholding; and I am a U.S. person (including a U.S. resident alien).

Notification of Backup Withholding

¡

I have been notified by the Internal Revenue Service (IRS) that I am currently subject to backup withholding as a result of a failure to report all interest and dividends on my tax return. I understand that marking this box will result in backup withholding on any disbursements made to this account.

This form must be signed and dated as acceptance for proper certification or it will be returned to the requestor.

MY (OUR) SIGNATURE(S) BELOW INDICATE(S) I (WE) HAVE READ THE RESOURCESDIRECT PROSPECTUS AND AGREE TO THE TERMS THEREIN AND HEREIN. IMPORTANT: ALL JOINT OWNERS MUST SIGN.

Signature of Owner	Date (month, day, year)

Signature of Joint Owner (if applicable)	Date (month, day, year)

Signature of Second Joint Owner (if applicable)	Date (month, day, year)

Mail completed form to: Wells Fargo Shareowner Services P.O. Box 64856 St. Paul, MN 55164-0856